EXHIBIT 99.1
AMENDMENT
TO
STOCK OPTION AGREEMENT(S)
     THIS AMENDMENT is made as of the 16th day of August 2005 (the “Effective Date”) between ANDREW CORPORATION, a Delaware corporation (the “Company”) and First Name Last Name (the “Optionee”);
WITNESSETH:
     WHEREAS, the Company has previously awarded certain stock options to the Optionee under the Andrew Corporation Long-Term Incentive Plan and/or the Andrew Corporation Management Incentive Program (each, a “Plan”); and
     WHEREAS, the Compensation and Human Resources Committee of the Board of Directors of the Company (the “Committee”) now deems it desirable to amend the terms of such option awards to (i) provide for accelerated vesting of such options, and (ii) to impose certain restrictions on the transfer of shares acquired on exercise of the option in cases where the option is exercised prior to the original vesting date;
     NOW THEREFORE, in consideration of these premises, the Company and Optionee hereby agree as follows:
     1. Acceleration of Vesting. The stock option awards listed below (the “Accelerated Options”) previously granted to the Optionee shall become fully vested as of the Effective Date. Excluded are the shares granted under this stock option award that have vested prior to the Effective Date (Options Vested shares).

Option Agreement Date	# of Shares Awarded	Exercise Price

Grant Date	# Shares Awarded	$Price
     2. Restricted Period. The period beginning on the Effective Date and ending on the date the Accelerated Option, or portion thereof, was originally scheduled to vest is referred to as the “Restricted Period” with respect to the number of shares originally scheduled to vest on such date. Notwithstanding the foregoing, if a Change in Control occurs prior to the end of the Restricted Period or the Optionee’s employment with the Company terminates by reason of death, Disability or Retirement, then the Restricted Period shall end on the date of such event.
     3. Restrictions on Transfer During Restricted Period. Notwithstanding any provision of the Plan or Accelerated Option Agreement to the contrary, if the Optionee exercises any portion of an Accelerated Option that is subject to a Restricted Period, the following rules shall apply:
(a)	Shares acquired on exercise of an Accelerated Option may not be sold, assigned, pledged or otherwise transferred or encumbered during the Restricted Period.

(b)	The Optionee shall have all of the rights of a stockholder of the Company, including, but not limited to, the right to vote such shares and the right to receive dividends paid on such shares.

(c)	Each certificate issued with respect to a shares that are exercised during the Restricted Period shall be registered in the name of the Optionee and shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in a Plan and Agreement entered into between the registered owner and Andrew Corporation. A copy of such Plan and Agreement is on file in the office of the Secretary of Andrew Corporation, 10500 West 153rd Street, Orland Park, Illinois 60462.

(d)	As soon as practicable after the Restricted Period ends, the Company shall transfer share certificates to the Optionee, free of all restrictions.

(e)	If the Optionee exercises an Accelerated Option for less than all of the shares awarded thereunder at any time that a portion of such Accelerated Option is subject to a Restricted Period, shares transferred upon such exercise shall first include any shares for which the Restricted Period has ended and then, to the extent necessary, shares subject to a Restricted Period.
     4. Defined Terms; Plan Governs. Unless the context clearly provides otherwise, the capitalized terms used in this Amendment shall have the meaning ascribed to such terms in the Plan under which the Accelerated Option was awarded. Except as otherwise specifically provided in this Amendment, the Accelerated Option shall be subject to all of the terms and conditions of the Agreement and Plan pursuant to which the Accelerated Option was granted.
     IN WITNESS WHEREOF, the Company and Optionee have caused this Amendment to each Accelerated Option Agreement to be executed as of the Effective Date.
OPTIONEE

Optionee’s Signature

Optionee’s Name (Print or Type)

ANDREW CORPORATION

By:	/s/ Ralph E. Faison Ralph E. Faison President and Chief Executive Officer